FIRST AMENDMENT
to the
AMERICAN ELECTRIC POWER SYSTEM STOCK OWNERSHIP REQUIREMENT PLAN

This amendment is made to the American Electric Power System Stock Ownership Requirement Plan, as amended and restated effective January 1, 2010 by a document dated December 23, 2009 (the “Plan”).

1.      Section 2.4 (Applicable Tax Payments) of the Plan is hereby amended in its entirety to formally incorporate into the Plan the provisions found in Treasury Regulation Section 1.409A-3(j)(4)(xi) in addition to those found in Treasury Regulation Section 1.409A-3(j)(4)(vi), to read as follows:

2.4  ”Applicable Tax Payments” means the following types of taxes that AEP may withhold and pay that are described as follows:

(a)
Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “FICA Amount”);

(b)
State, local, or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local, or Foreign Tax Amount”);

(c)
Income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local and foreign tax laws as a result of the payment of the FICA Amount or the State, Local, or Foreign Tax Amount; and

(d)	The additional income tax at source on wages attributable to pyramiding Code Section 3401 wages and taxes;

provided, however, that the total Applicable Tax Payments may not exceed such limits as may be applicable to comply with the requirements of Code Section 409A.

2.      The parenthetical in the first sentence of paragraph (i) of Section 5.3(b) of the Plan is hereby replaced with the following:

“(reduced, however, to the extent of the amount deferred would otherwise exceed an amount that allows for the current payment of Applicable Tax Payments)”

3.           In all other respects, the terms of the Plan are ratified and confirmed

American Electric Power Service Corporation has caused this First Amendment to the American Electric Power System Stock Ownership Requirement Plan to be signed as of this 28th day of January, 2011.

AMERICAN ELECTRIC POWER SERVICE CORPORATION

By /s/ Genevieve A. Tuchow Genevieve A. Tuchow, Vice President, Human Resources_____________________